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                                                                     EXHIBIT 5.1

                    [KARR TUTTLE CAMPBELL, P.S. LETTERHEAD]

                               September __, 2000

TTM Technologies, Inc.
17550 NE 67th Court
Redmond, WA 98052

Ladies and Gentlemen:

    We are acting as Washington counsel for TTM Technologies, Inc., a Washington corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (No. 333-39906), as amended (the "Registration Statement"), and the prospectus included as Part I of the Registration Statement (the "Prospectus"), covering the registration under the Securities Act of 1933, as amended (the "Act") of 8,625,000 shares of the Company's common stock, no par value per share (the "Shares"), to be sold by the Company and certain stockholders of the Company (the "Selling Stockholders") as described in the Prospectus. The Shares are to be sold by the Company and the Selling Stockholders pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and the underwriters named therein.

    We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

    Our opinion expressed herein is limited to the Federal law of the United States and the law of the State of Washington.

    Based upon and subject to the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          KARR TUTTLE CAMPBELL